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                                                   EXHIBIT 12

                                              QUALITY STORES, INC.
                      SCHEDULE REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                 (in thousands)




                                                       Fiscal Year    Fiscal Year   Three Months    Fiscal Year
                                                          Ended          Ended         Ended           Ended
                                                       February 3,    January 29,   January 30,     October 31,
                                                          2001            2000          1999           1998
                                                       --------------------------------------------------------

Income (loss) before income taxes                      $ (72,518)         $9,397       $2,953           $18,375
                                                       ========================================================

Fixed charges:
   Interest expense                                      $47,946         $34,637       $4,959           $20,466
   Portion of rent expense representing interest           5,871           4,730          715             2,920
                                                       --------------------------------------------------------

Total fixed charges                                      $53,817         $39,367       $5,674           $23,386
                                                       ========================================================

Income (loss) before income taxes and fixed charges    $ (18,701)        $48,764       $8,627           $41,761
                                                       ========================================================

Ratio (deficiency) of earnings to fixed charges        $ (72,518)           1.2x         1.5x              1.8x
                                                       ========================================================

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